Exhibit 99.1

News Release

Waddell & Reed Financial, Inc. Reports Fourth Quarter Results

Overland Park, KS, Feb. 5, 2019 — Waddell & Reed Financial, Inc. (NYSE: WDR) today reported fourth quarter 2018 net income(1) of $46.5 million, or $0.60 per diluted share, compared to net income of $46.3 million, or $0.58 per diluted share, during the prior quarter and net income of $29.8 million, or $0.36 per diluted share, during the fourth quarter of 2017.  The fourth quarter of 2018 included a gain of $16.1 million compared to a loss of $6.5 million in the prior year fourth quarter related to the annual revaluation of the pension plan liability.  The prior year also included a non-recurring tax charge of $5.4 million related to the Tax Cuts and Jobs Act.

Revenues of $272.2 million during the quarter decreased $22.9 million and $22.3 million compared to the third quarter of 2018 and the fourth quarter of 2017, respectively.  Operating expenses of $227.8 million declined $7.8 million compared to the prior quarter and declined $4.9 million compared to the same quarter in 2017.  The operating margin was 16.3% during the current quarter, compared to 20.2% and 21.0% during the third quarter of 2018 and the fourth quarter of 2017, respectively.  For the twelve-month period ended December 31, 2018, the operating margin was 19.1%, consistent with the prior year’s operating margin of 19.0%.

Assets under management ended the quarter at $65.8 billion, a 17% decrease compared to the prior quarter and a decrease of 19% compared to the fourth quarter of 2017.  The lower assets under management were primarily driven by market volatility in the quarter.  Sales of $2.7 billion during the current quarter improved 7%, compared to the prior quarter and were comparable with the fourth quarter of 2017.  Net outflows of $3.8 billion during the current quarter included $1.0 billion of previously disclosed outflows related to institutional accounts primarily due to certain portfolio manager departures. Excluding the impact of the institutional accounts, net outflows were higher compared to net outflows of $2.0 billion in the third quarter of 2018 and were consistent with the fourth quarter of 2017.  Redemptions continued to improve in 2018, with net outflows for the year improving 9% to $10.4 billion compared to $11.4 billion in 2017.

Broker-dealer assets under administration ended the quarter at $51.3 billion, a 12% decrease compared to the third quarter of 2018 primarily due to market depreciation. Compared to the same quarter in 2017, assets under administration decreased 10% due to a reduction in net new assets of $3.1 billion and market depreciation. Average productivity per advisor, as measured by average trailing twelve-month revenue per advisor, was $378 thousand for the twelve-month period ended December 31, 2018, rising 8% compared to the prior quarter and 48% compared to the prior year.

“While the industry landscape remains challenging, we continued to make foundational improvements over the past year that will better position our company for long term success,” said Philip J. Sanders, Chief Executive Officer of Waddell & Reed Financial, Inc.  “Within our asset management business, we improved investment performance track records across much of the complex and realigned our sales leadership to provide more focused coverage across all distribution channels.  We also made meaningful progress toward improving the competitiveness of our broker-dealer by optimizing our field and support structure, announcing significant technology investments and enhancing our product offerings and advisory programs — all to the benefit of advisors and clients.”

(1)  Net income represents net income attributable to Waddell & Reed Financial, Inc.

Revenues Analysis

Investment management fees declined $14.8 million, or 11%, and $21.9 million, or 16%, compared to the third quarter of 2018 and the fourth quarter of 2017, respectively, primarily due to lower average assets under management. Previously announced fee reductions in selected mutual funds also contributed, to a lesser extent, to the decrease.  During the current quarter, the effective management fee rate was 63.5 basis points compared to 64.6 basis points during the third quarter of 2018 and 66.5 basis points during the fourth quarter of 2017.  Average assets under management were $71.6 billion during the current quarter, compared to $79.5 billion during the prior quarter and $81.3 billion during the fourth quarter of 2017.

Underwriting and distribution fees decreased $6.5 million, or 5% sequentially, primarily due to lower assets under administration.  Compared to the same quarter in 2017, fees increased $1.6 million, or 1%, due to higher asset-based advisory fees as well as increased support and service revenues from independent financial advisors, which were partially offset by lower distribution fees.

Operating Expenses Analysis

Distribution expenses decreased $5.1 million, or 4%, compared to the prior quarter, primarily due to the decrease in underwriting and distribution revenues.  Compared to the fourth quarter of 2017, expenses increased $3.6 million, or 3%, as a result of the increase in underwriting and distribution revenues as well as an increase in the compensation grid for associated independent financial advisors.

Compensation and benefits expenses declined $0.4 million, or 1%, compared to the prior quarter.  The fourth quarter of 2018 benefited from lower incentive compensation of $2.0 million and a reduction in share-based compensation of $2.5 million resulting from a change in the stock price.  These decreases were partially offset by severance charges of $3.2 million and a net increase in other items of $0.9 million.  Compared to the fourth quarter of 2017, expenses declined $5.1 million, or 7%, due to lower share-based compensation costs.

General and administrative expenses improved $0.2 million, or 1%, compared to the third quarter of 2018 and improved $2.7 million, or 13%, compared to the fourth quarter of 2017 due to lower consulting costs as a number of significant projects were completed in late 2017 or early 2018.

Technology expenses increased $0.6 million, or 4%, compared to the prior quarter, and increased $0.7 million, or 5% compared to the fourth quarter of 2017, primarily due to transition costs as we continue to decommission older systems and replace them with more cost-effective solutions.

Occupancy expenses decreased $1.0 million, or 14%, and $1.6 million, or 21%, compared to the prior quarter and the fourth quarter of 2017, respectively, as we realize cost savings from field offices closed during 2018.

Depreciation expense declined primarily due to a charge during the prior quarter to adjust the useful life on certain internally developed software assets.

Investment and other income increased $15.7 million compared to the prior quarter and $19.6 million compared to the same quarter in 2017 primarily due to the annual revaluation of the pension plan liability.

Income tax expense was consistent with the prior quarter and declined compared to the prior year fourth quarter primarily due to the Tax Cuts and Jobs Act, which reduced the federal corporate tax rate and resulted in a non-recurring tax charge to revalue our net deferred tax asset of $5.4 million in the fourth quarter of 2017.

Assets Under Management

(in millions)

	Three Months Ended
	Dec. 31,	Mar. 31,	Jun. 30,	Sep. 30,	Dec. 31,
	2017	2018
Unaffiliated (1)
Beginning assets	$31,062	$31,133	$31,055	$30,782	$31,172
Sales (2)	1,577	2,245	1,779	1,589	1,673
Redemptions	(2,912)	(2,692)	(2,646)	(2,425)	(3,637)
Net exchanges	316	247	284	360	(131)
Net Flows	(1,019)	(200)	(583)	(476)	(2,095)
Market action	1,090	122	310	866	(4,100)
Ending assets	$31,133	$31,055	$30,782	$31,172	$24,977
Annualized organic growth rate	(13.1)%	(2.6)%	(7.5)%	(6.2)%	(26.9)%
Annualized redemption rate (3)	37.9%	35.8%	34.9%	31.8%	53.8%
Institutional
Beginning assets	$6,365	$6,289	$6,449	$5,250	$5,187
Sales (2)	66	552	153	83	85
Redemptions	(521)	(604)	(1,652)	(535)	(1,316)
Net exchanges	—	—	—	—	511
Net Flows	(455)	(52)	(1,499)	(452)	(720)
Market action	379	212	300	389	(812)
Ending assets	$6,289	$6,449	$5,250	$5,187	$3,655
Annualized organic growth rate	(28.6)%	(3.3)%	(93.0)%	(34.4)%	(55.5)%
Annualized redemption rate (3)	32.2%	37.8%	115.4%	40.8%	117.3%
Broker-Dealer
Beginning assets	$43,472	$43,660	$42,707	$42,619	$43,183
Sales (2)	1,077	1,001	1,002	874	958
Redemptions	(2,026)	(1,958)	(1,770)	(1,612)	(1,547)
Net exchanges	(316)	(247)	(284)	(360)	(380)
Net Flows	(1,265)	(1,204)	(1,052)	(1,098)	(969)
Market action	1,453	251	964	1,662	(5,037)
Ending assets	$43,660	$42,707	$42,619	$43,183	$37,177
Annualized organic growth rate	(11.6)%	(11.0)%	(9.9)%	(10.3)%	(9.0)%
Annualized redemption rate (3)	16.1%	15.1%	14.4%	12.8%	13.1%
Consolidated Total
Beginning assets	$80,899	$81,082	$80,211	$78,651	$79,542
Sales (2)	2,720	3,798	2,934	2,546	2,716
Redemptions	(5,459)	(5,254)	(6,068)	(4,572)	(6,500)
Net exchanges	—	—	—	—	—
Net Flows	(2,739)	(1,456)	(3,134)	(2,026)	(3,784)
Market action	2,922	585	1,574	2,917	(9,949)
Ending assets	$81,082	$80,211	$78,651	$79,542	$65,809
Annualized organic growth rate	(13.5)%	(7.2)%	(15.6)%	(10.3)%	(19.0)%
Annualized redemption rate (3)	25.7%	24.8%	29.8%	22.1%	35.4%

(1)         Unaffiliated includes National channel (home office and wholesale), Defined Contribution Investment Only “DCIO”,  Registered Investment Advisor “RIA” and Variable Annuity “VA”.

(2)         Sales is primarily gross sales (net of sales commissions).  This amount also includes net reinvested dividends and capital gains, and investment income.

(3)         Excludes Money Market.

Fund Rankings (1)	1 Year	3 Years	5 Years
Lipper
Funds ranked in top half	70%	37%	47%
Assets ranked in top half	69%	40%	54%
MorningStar
Funds ranked in top half	59%	33%	38%
Assets ranked in top half	58%	41%	51%

MorningStar Ratings (1)	Overall	3 Years	5 Years
Funds with 4/5 stars	38%	30%	28%
Assets with 4/5 stars	52%	38%	33%

(1)         Based on class I share, which reflects sales and asset concentrations.

	Three Months Ended
Broker-Dealer	Dec. 31,	Mar. 31,	Jun. 30,	Sep. 30,	Dec. 31,
(in millions)	2017	2018
Assets under administration (AUA)
Advisory assets	$21,613	$22,050	$22,868	$23,653	$21,207
Non-advisory assets	35,073	34,216	34,210	34,468	30,059
Total assets under administration	56,686	56,266	57,078	58,121	51,266

Net new advisory assets (1)	$129	$392	$315	$(87)	$(45)
Net new non-advisory assets (1), (2)	(1,047)	(983)	(916)	(931)	(840)
Total net new AUA (1)	(918)	(591)	(601)	(1,018)	(885)

Annualized advisory AUA growth (3)	2.5%	7.3%	5.7%	(1.5)%	(0.8)%
Annualized AUA growth (3)	(6.6)%	(4.2)%	(4.3)%	(7.1)%	(6.1)%

Advisor count	1,367	1,170	1,130	1,074	1,060
Avg. trailing 12-month revenue per advisor (4) (in thousands)	$256	$285	$314	$350	$378
Advisor associate count	265	327	339	351	343

(1)         Net new assets is calculated as total client deposits and net transfers less client withdrawals.

(2)         Excludes activity related to products held outside of our platform.  These assets represent less than 10% of total AUA.

(3)         Annualized growth is calculated as annualized quarterly net new assets divided by beginning assets under administration.

(4)         Production per advisor is calculated as trailing 12- month total underwriting and distribution fees less “other” underwriting and distribution fees divided by the average number of financial advisors.  “Other” underwriting and distribution fees predominantly includes fees paid by independent advisors for programs and services.

Unaudited Consolidated Statements of Income

(in thousands, except per share data and margin)

	Three Months Ended
	Dec. 31,	Sep. 30,	Dec. 31,	Sequential Qtr.		Year-over-Year Qtr.
	2018	2018	2017	Change	%	Change	%
Revenues:
Investment management fees	$114,521	$129,302	$136,387	$(14,781)	(11.4)%	$(21,866)	(16.0)%
Underwriting and distribution fees	133,788	140,308	132,200	(6,520)	(4.6)%	1,588	1.2%
Shareholder service fees	23,921	25,508	25,889	(1,587)	(6.2)%	(1,968)	(7.6)%
Total	272,230	295,118	294,476	(22,888)	(7.8)%	(22,246)	(7.6)%
Operating expenses:
Distribution (1)	111,456	116,591	107,889	(5,135)	(4.4)%	3,567	3.3%
Compensation and benefits (including share-based compensation of $9,039, $12,856 and $15,297, respectively)	64,155	64,561	69,273	(406)	(0.6)%	(5,118)	(7.4)%
General and administrative	17,403	17,559	20,069	(156)	(0.9)%	(2,666)	(13.3)%
Technology	15,982	15,414	15,282	568	3.7%	700	4.6%
Occupancy	6,116	7,148	7,743	(1,032)	(14.4)%	(1,627)	(21.0)%
Marketing and advertising	2,685	2,461	3,353	224	9.1%	(668)	(19.9)%
Depreciation	6,387	8,141	5,357	(1,754)	(21.5)%	1,030	19.2%
Subadvisory fees	3,647	3,767	3,717	(120)	(3.2)%	(70)	(1.9)%
Total	227,831	235,642	232,683	(7,811)	(3.3)%	(4,852)	(2.1)%
Operating income	44,399	59,476	61,793	(15,077)	(25.3)%	(17,394)	(28.1)%
Investment and other income	17,351	1,697	(2,218)	15,654	922.5%	19,569	(882.3)%
Interest expense	(1,553)	(1,555)	(2,909)	2	0.1%	1,356	46.6%
Income before provision for income taxes	60,197	59,618	56,666	579	1.0%	3,531	6.2%
Provision for income taxes	14,125	13,105	26,380	1,020	7.8%	(12,255)	(46.5)%
Net income	46,072	46,513	30,286	(441)	(0.9)%	15,786	52.1%
Net (loss) income attributable to redeemable noncontrolling interests	(396)	208	522	(604)	290.4%	(918)	(175.9)%
Net income attributable to Waddell & Reed Financial, Inc.	$46,468	$46,305	$29,764	$163	0.4%	$16,704	56.1%
Net income per share, basic and diluted:	$0.60	$0.58	$0.36
Weighted average shares outstanding - basic and diluted	77,786	79,595	83,137
Operating margin	16.3%	20.2%	21.0%

(1) Distribution expense
Unaffiliated	25,406	28,116	31,395
Broker-dealer	86,050	88,475	76,494
	$111,456	$116,591	$107,889

Unaudited Consolidated Statements of Income

(in thousands, except per share data and margin)

	Year Ended
	Dec. 31,	Dec. 31,
	2018	2017	Change	%
Revenues:
Investment management fees	$507,906	$531,850	$(23,944)	(4.5)%
Underwriting and distribution fees	550,010	518,699	31,311	6.0%
Shareholder service fees	102,385	106,595	(4,210)	(3.9)%
Total	1,160,301	1,157,144	3,157	0.3%
Operating expenses:
Distribution (1)	456,832	432,264	24,568	5.7%
Compensation and benefits (including share-based compensation of $51,565 and $57,716, respectively)	263,329	271,276	(7,947)	(2.9)%
General and administrative	73,643	88,951	(15,308)	(17.2)%
Technology	65,275	66,078	(803)	(1.2)%
Occupancy	27,197	30,721	(3,524)	(11.5)%
Marketing and advertising	10,323	12,425	(2,102)	(16.9)%
Depreciation	25,649	20,983	4,666	22.2%
Subadvisory fees	14,805	13,174	1,631	12.4%
Intangible asset impairment	1,200	1,500	(300)	(20.0)%
Total	938,253	937,372	881	0.1%
Operating income	222,048	219,772	2,276	1.0%
Investment and other income	22,705	37,084	(14,379)	(38.8)%
Interest expense	(6,461)	(11,279)	4,818	42.7%
Income before provision for income taxes	238,292	245,577	(7,285)	(3.0)%
Provision for income taxes	55,480	101,368	(45,888)	(45.3)%
Net income	182,812	144,209	38,603	26.8%
Net (loss) income attributable to redeemable noncontrolling interests	(776)	2,930	(3,706)	(126.5)%
Net income attributable to Waddell & Reed Financial, Inc.	$183,588	$141,279	$42,309	29.9%
Net income per share, basic and diluted:	$2.28	$1.69
Weighted average shares outstanding - basic and diluted	80,468	83,573
Operating margin	19.1%	19.0%

(1) Distribution expense
Unaffiliated	112,562	130,079
Broker-dealer	344,270	302,185
	$456,832	$432,264

Underwriting and distribution fees

(in thousands)

	For the three months ended Dec. 31, 2018
	Unaffiliated	Broker-Dealer	Total
Fee-based asset allocation product revenues	$—	$67,504	$67,504
Rule 12b-1 service and distribution fees	17,307	16,347	33,654
Sales commissions on front-end load mutual funds and variable annuity products	468	12,994	13,462
Sales commissions on other products	—	9,533	9,533
Other revenues	109	9,526	9,635
Total underwriting and distribution fees	$17,884	$115,904	$133,788

	For the three months ended Sep. 30, 2018
	Unaffiliated	Broker-Dealer	Total
Fee-based asset allocation product revenues	$—	$69,468	$69,468
Rule 12b-1 service and distribution fees	19,707	18,106	37,813
Sales commissions on front-end load mutual funds and variable annuity products	441	13,651	14,092
Sales commissions on other products	—	9,111	9,111
Other revenues	126	9,698	9,824
Total underwriting and distribution fees	$20,274	$120,034	$140,308

	For the three months ended Dec. 31, 2017
	Unaffiliated	Broker-Dealer	Total
Fee-based asset allocation product revenues	$—	$63,905	$63,905
Rule 12b-1 service and distribution fees	22,122	19,306	41,428
Sales commissions on front-end load mutual funds and variable annuity products	380	13,497	13,877
Sales commissions on other products	—	7,615	7,615
Other revenues	186	5,189	5,375
Total underwriting and distribution fees	$22,688	$109,512	$132,200

	For the year ended Dec. 31, 2018
	Unaffiliated	Broker-Dealer	Total
Fee-based asset allocation product revenues	$—	$269,069	$269,069
Rule 12b-1 service and distribution fees	78,041	70,938	148,979
Sales commissions on front-end load mutual funds and variable annuity products	1,886	54,895	56,781
Sales commissions on other products	—	36,131	36,131
Other revenues	568	38,482	39,050
Total underwriting and distribution fees	$80,495	$469,515	$550,010

	For the year ended Dec. 31, 2017
	Unaffiliated	Broker-Dealer	Total
Fee-based asset allocation product revenues	$—	$240,089	$240,089
Rule 12b-1 service and distribution fees	91,313	75,850	167,163
Sales commissions on front-end load mutual funds and variable annuity products	1,498	55,293	56,791
Sales commissions on other products	—	31,286	31,286
Other revenues	1,182	22,188	23,370
Total underwriting and distribution fees	$93,993	$424,706	$518,699

Unaudited Condensed Balance Sheet

(in thousands)

	Dec. 31,	Dec. 31,
	2018	2017
Assets
Cash & cash equivalents (unrestricted)	$231,997	$207,829
Investment securities	617,135	700,492
Other assets	285,649	241,305
Property and equipment, net	63,429	87,667
Goodwill and intangible assets	145,869	147,069
Total assets	$1,344,079	$1,384,362
Liabilities, redeemable noncontrolling interests and equity
Short-term notes payable	$—	$94,996
Long-term debt	94,854	94,783
Other liabilities	354,312	307,190
Redeemable noncontrolling interests	11,463	14,509
Total stockholders’ equity	883,450	872,884
Liabilities, redeemable noncontrolling interests and equity	$1,344,079	$1,384,362
Shares outstanding	76,790	82,687

Unaudited Condensed Cash Flow

(in thousands)

	Three Months Ended			Year Ended
	Dec. 31,	Sep. 30,	Dec. 31,	Dec. 31,	Dec. 31,
	2018	2018	2017	2018	2017
Cash provided by (used in):
Operating activities	$93,278	$90,652	$70,519	$357,011	$53,832
Investing activities	(32,224)	(7,160)	(13,415)	10,347	(212,395)
Financing activities	(69,152)	(50,131)	(75,197)	(311,788)	(188,710)
Net change during period	$(8,098)	$33,361	$(18,093)	$55,570	$(347,273)

	Three Months Ended			Year Ended
	Dec. 31,	Sep. 30,	Dec. 31,	Dec. 31,	Dec. 31,
(in thousands, except number of shares)	2018	2018	2017	2018	2017
Shares repurchased
Number of shares	2,443,723	1,424,612	937,927	6,963,269	1,842,337
Total cost	$46,873	$28,369	$20,133	$135,891	$35,768
Dividend paid
Rate per share	$0.25	$0.25	$0.46	$1.00	$1.84
Total paid	$19,684	$20,050	$38,351	$81,215	$154,042
Capital returned to stockholders	$66,557	$48,419	$58,484	$217,106	$189,810

Earnings Conference Call

Stockholders, members of the investment community and the general public are invited to listen to a live Web cast of our earnings release conference call today at 10:00 a.m. Eastern. During this call, Philip J. Sanders, CEO and CIO, will review our quarterly results. Live access to the teleconference will be available on the “Investor Relations” section of our Web site at ir.waddell.com. A Web cast replay will be made available shortly after the conclusion of the call and accessible for seven days.

Web Site Resources

We invite you to visit the Investor Relations section of our Web site at ir.waddell.com. Under the “Investor Information” tab you will find a link to presentations as well as to data tables, which include supplemental information schedules.

Contacts

Investor Contact:

Mike Daley, Vice President — Corporate Controller & Investor Relations, (913) 236-1795, mdaley1@waddell.com

Mutual Fund Investor Contact:

Call (888) WADDELL, or visit www.waddell.com or www.ivyfunds.com.

Past performance is no guarantee of future results. Please invest carefully.

About the Company

Through its subsidiaries, Waddell & Reed Financial, Inc. has provided investment management and financial planning services to clients throughout the United States since 1937.  Today, we distribute our investment products through the unaffiliated channel (encompassing broker/dealer, retirement, and registered investment advisors), our broker-dealer channel (through independent financial advisors), and our Institutional channel (including defined benefit plans, pension plans, endowments and subadvisory relationships).  For more information, visit ir.waddell.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect the current views and assumptions of management with respect to future events regarding our business and industry in general. These forward-looking statements include all statements, other than statements of historical fact, regarding our financial position, business strategy and other plans and objectives for future operations, including statements with respect to revenues and earnings, the amount and composition of assets under management, distribution sources, expense levels, redemption rates, stock repurchases and the financial markets and other conditions. These statements are generally identified by the use of such words as “may,” “could,” “should,” “would,” “believe,” “anticipate,” “forecast,” “estimate,” “expect,” “intend,” “plan,” “project,” “outlook,” “will,” “potential” and similar statements of a future or forward-looking nature. Readers are cautioned that any forward-looking information provided by us or on our behalf is not a guarantee of future performance. Actual results may differ materially from those contained in these forward-looking statements as a result of various factors, including but not limited to those discussed below. If one or more events related to these or other risks, contingencies or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from those forecasted or expected. Certain important factors that could cause actual results to differ materially from our expectations are disclosed in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2017, which include, without limitation:

•                  The loss of existing distribution relationships or inability to access new distribution relationships;

•                  A reduction in assets under our management on short notice, through increased redemptions in our distribution channels or our Funds, particularly those Funds with a high concentration of assets, or investors terminating their relationship with us or shifting their funds to other types of accounts with different rate structures;

•                  The adverse ruling or resolution of any litigation, regulatory investigations and proceedings, or securities arbitrations by a federal or state court or regulatory body;

•                  Changes in our business model, operations and procedures, including our methods of distributing our proprietary products, as a result of evolving fiduciary standards;

•                  The introduction of legislative or regulatory proposals or judicial rulings that change the independent contractor classification of our financial advisors at the federal or state level for employment tax or other employee benefit purposes;

•                  A decline in the securities markets or in the relative investment performance of our Funds and other investment portfolios and products as compared to competing funds;

•                  Our inability to reduce expenses rapidly enough to align with declines in our revenues due to various factors, including fee pressure, the level of our assets under management or our business environment;

•                  Non-compliance with applicable laws or regulations and changes in current legal, regulatory, accounting, tax or compliance requirements or governmental policies;

•                  Our inability to attract and retain senior executive management and other key personnel to conduct our broker-dealer, fund management and investment advisory business;

•                  A failure in, or breach of, our operational or security systems or our technology infrastructure, or those of third parties on which we rely; and

•                  Our inability to implement new information technology and systems, or our inability to complete such implementation in a timely or cost effective manner.

The foregoing factors should not be construed as exhaustive and should be read together with other cautionary statements included in this and other reports and filings we make with the Securities and Exchange Commission, including the information in Item 1 “Business” and Item 1A “Risk Factors” of Part I and Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of Part II to our Annual Report on Form 10- K for the year ended December 31, 2017 and as updated in our quarterly reports on Form 10-Q for the year ending December 31, 2018. All forward-looking statements speak only as of the date on which they are made and we undertake no duty to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law.